SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2003

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-1003	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On February 28, 2003, Nobel Learning Communities, Inc. issued a press release announcing information regarding second quarter performance and infrastructure changes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

Exhibit 99.1	Press Release issued on February 28, 2003 announcing information regarding second quarter performance and infrastructure changes.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: February 28, 2003	By:	/s/ A.J. Clegg
A.J. Clegg Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on February 28, 2003 announcing information regarding second quarter performance and infrastructure changes.